                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   CORE, INC.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

       Massachusetts                                         04-2828817
 (State or other jurisdiction                             (I.R.S. employer
of incorporation or organization)                       identification number)

              18881 Von Karman Avenue, Suite 1750, Irvine, CA 92612
         ---------------------------------------------------------------
                    (Address of principal executive offices)
                                   (zip code)

                  CORE, INC. 1991 STOCK OPTION PLAN, AS AMENDED
                CORE MANAGEMENT, INC. EMPLOYEE STOCK OPTION PLAN
                             AND OTHER STOCK OPTIONS
                            (Full title of the plans)

                             George C. Carpenter IV
                Chairman of the Board and Chief Executive Officer
                                   CORE, INC.
                       18881 Von Karman Avenue, Suite 1750
                            Irvine, California 92612
                     (Name and address of agent for service)

                                 (714) 442-2100
          (Telephone number, including area code, of agent for service)

                            ------------------------
                          Copies of communications to:

                              Stephen M. Kane, Esq.
                      Rich, May, Bilodeau & Flaherty, P.C.
                              294 Washington Street
                                Boston, MA 02108
                                 (617) 482-1360

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

Title of Securities   Amount to be      Proposed maximum               Proposed maximum                 Amount of
to be registered      Registered        offering price per share (1)   aggregated offering price (1)    registration fee
----------------      ----------        ----------------------------   -----------------------------    ----------------
Common Stock, par
value $0.10 per       1,362,949             $3.125-$9.25                     $8,008,510                    $2,362.51
share
----------------      ----------        ----------------------------   -----------------------------    ----------------

----------
(1) Calculated in accordance with Rule 457(h) based on the price at which the options for the shares registered hereby may be exercised.

*This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission in accordance with Rules 456 and 462 promulgated under the Securities Act of 1933.*

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. Incorporation of Documents by Reference.

    CORE, INC. (the "Company") hereby incorporates by reference into this Registration Statement the following documents:

(a) The Company's latest annual report filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the latest prospectus filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed;

(b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above; and

(c) The description of the Company's Common Stock, par value $0.10, contained in the Company's Registration Statement on Form S-1 filed May 13, 1996 under
    Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

    In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement on Form S-8 which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

Item 4. Description of Securities

    Not applicable.

Item 5. Interests of Named Experts and Counsel.

    The validity of the securities offered hereby will be passed upon for the Company by Rich, May, Bilodeau & Flaherty, P.C., 294 Washington Street, Boston, Massachusetts 02108. Neither Rich, May, Bilodeau & Flaherty, P.C. nor any member of such firm had, or is to receive in connection with the offering, a substantial interest, direct or indirect, in the Company or its subsidiaries. Stephen M. Kane, Esq., a member of such firm, is the Assistant Clerk of the Company.

Item 6. Indemnification of Directors and Officers.

    The Company's Articles of Organization, as amended, contain provisions limiting the liability of directors to the fullest extent permitted by Massachusetts law as currently or hereinafter in effect. Massachusetts law currently permits the elimination of personal liability of a director for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, except for (i) breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unauthorized distributions to stockholders or loans to insiders, or (iv) any transaction from which the director derived an improper personal benefit.

    The Company's Articles of Organization also provide for the indemnification of officers and directors of the Company, to the extent legally permissible, against all liabilities and expenses (including judgments, fines, penalties and attorneys' fees and, under certain circumstances, all amounts paid in compromise and settlement) reasonably incurred by such officers or directors in connection with any action, suit or proceeding in which any such director or officer is a defendant or with which he or she may be threatened or otherwise involved, by reason of his or her being or having been a director or officer of the Company, except in relation to matters as to which such director or officer shall be finally adjudged, other than by consent, in such action, suit or proceeding not to have acted in the best interests of the corporation.

    The Company has entered into separate indemnification agreements with each of its directors and executive officers providing for indemnification of such persons to the extent permitted by law.

    Additionally, the Company has purchased a directors and officers insurance policy.

Item 7. Exemption from Registration Claimed.

    The options of Company Common Stock referred to in this Registration Statement on Form S-8 were not registered under the Securities Act, in reliance on the exemption set forth in Section 4(2) of the Securities Act for transactions by an issuer not involving any public offering. Such options are subject to option agreements, which include provisions stating that the optionee must comply with applicable federal and state securities laws in connection with the resale of any shares of Company Common Stock received upon exercise of the option.

Item 8. Exhibits

4.1   Restated Articles of Organization of the Registrant, dated November 22,
      1991, as further amended by Articles of Amendment, dated March 24, 1995, July 28, 1995 and October 28, 1996. Filed as exhibit no. 4.1 to
      Registrant's Quarterly Report on Form 10-Q, filed November 13, 1996, and incorporated herein by reference.

4.2 By-Laws of the Registrant, as amended. Filed as exhibit no. 3.2 to Registrant's Annual Report on Form 10-K, filed March 30, 1993, and incorporated herein by reference.

4.3   Specimen Common Stock certificate. Filed as exhibit no. 4.1 to
      Registrant's Annual Report on Form 10-K, filed April 1, 1996, and incorporated herein by reference.

4.4 Registrant's Amended and Restated 1991 Stock Option Plan. Filed as exhibit no. 4.3 to the Registrant's Registration Statement on Form S-8
      (Registration No. 333-15261), filed October 31, 1996, and incorporated herein by reference.

4.5 Form of Stock Option Agreement for 19,500 shares to vest quarterly over three years granted March 24, 1995, to non-employee directors, including schedule of optionees. Filed as Exhibit No. 10.2 to Registrant's Quarterly
      Report on Form 10-Q, filed November 14, 1995, and incorporated herein by reference.

4.6 Form of Stock Option Agreement for 4,875 shares, granted March 24, 1995 to non-employee directors, including schedule of optionees. Filed as Exhibit
      No. 10.3 to Registrant's Quarterly Report on Form 10-Q, filed November 14,
      1995, and incorporated herein by reference.

4.7 Form of Stock Option Agreement, granted April 27, 1995, to executive officers, including schedule of executive officer optionees. Filed as Exhibit No. 10.4 to Registrant's Quarterly Report on Form 10-Q, filed
      November 14, 1995, and incorporated herein by reference.

4.8 Form of Stock Option Agreement for 12,375 shares of Registrant's common stock granted November 8, 1995 to four non-employee directors. Filed as exhibit no. 10.58 to the Registrant's Annual Report on Form 10-K, filed
      April 1, 1996, and incorporated herein by reference.

4.9   Incentive Stock Option Agreement, dated December 8, 1995, between
      Registrant and Fredric L. Sattler. Filed as exhibit no. 10.50 to the Registrant's Annual Report on Form 10-K, filed April 1, 1996, and incorporated herein by reference.

4.10 Form of Stock Option Agreement, granted March 29, 1996, to officers, including schedule of officer optionees. Filed as exhibit no. 10.31 to Registrant's Registration Statement on Form S-1 (Registration No.
      333-03639), filed May 13, 1996, and incorporated herein by reference.

4.11 Form of Stock Option Agreement, granted March 29, 1996, for consulting services, including schedule of optionees. Filed as exhibit no. 10.32 to Registrant's Registration Statement on Form S-1 (Registration No.
      333-03639), filed May 13, 1996, and incorporated herein by reference.

4.12  Core Management, Inc. Employee Stock Option Plan. Filed as exhibit no.
      10.65 to the Company's Registration Statement on Form S-4 (Registration
      No. 33-73906), filed January 10, 1994, and incorporated herein by reference.

4.13  Forms of Stock Option Agreement under Core Management, Inc. Employee Stock
      Option Plan. Filed as exhibit no. 10.66 to the Registrant's Registration
      Statement on Form S-4 (Registration No. 33-73906), filed January 10, 1994, and incorporated herein by reference.


Item 8. Exhibits


4.14  Form of Non-Employee Director Stock Option Agreement of Core Management,
      Inc. Filed as exhibit no. 10.67 to the Company's Registration Statement on Form S-4 (Registration No. 33-73906), filed January 10, 1994, and incorporated herein by reference.

5.1*  Opinion of Rich, May, Bilodeau & Flaherty, P.C.

23.1* Consent of Ernst & Young LLP, independent auditors.

23.2* Consent of Rich, May, Bilodeau & Flaherty, P.C. (contained in the opinion filed as Exhibit 5.1 hereto).

99.1* Reoffer Prospectus.


---------------
* Filed herewith


Item 9. Undertakings.

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, California, on this 6th day of May, 1998.

                                   CORE, INC.

                                   By: /s/George C. Carpenter IV
                                     ----------------------------
                                     George C. Carpenter IV
                                     Chairman of the Board and
                                     Chief Executive Officer


    Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.




/s/George C. Carpenter IV      Chairman of the Board of Directors   May 6, 1998
--------------------------     and Chief Executive Officer
George C. Carpenter IV         (Principal Executive Officer)

/s/ William E. Nixon           Chief Financial Officer, Executive   May 6, 1998
---------------------------    Vice President and Treasurer
William E. Nixon               (Principal Financial Officer)

/s/ Craig C. Horton            President and Director               May 6, 1998
---------------------------
Craig C. Horton

/s/ Pamela Ochs-Piasecki       Corporate Controller (Principal      May 6, 1998
---------------------------    Accounting Officer)
Pamela Ochs-Piasecki

/s/ Leslie Alexandre           Director                             May 6, 1998
---------------------------
Leslie Alexandre

/s/ Stephen C. Caulfield       Director                             May 6, 1998
---------------------------
Stephen C. Caulfield

/s/ Richard H. Egdahl, M.D.    Director                             May 6, 1998
---------------------------
Richard H. Egdahl, M.D.

/s/ John Pappajohn             Director                             May 6, 1998
---------------------------
John Pappajohn


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